Exhibit 3.70
RESTATED AND AMENDED
BYLAWS OF
GENERAL HEALTH CORPORATION
ARTICLE I
OFFICES AND CORPORATE SEAL
     1.1. Offices. The Corporation shall maintain a principal office in the State of Arizona. The Corporation may maintain offices and transacts business at any place within or without the State of Arizona as the Board of Directors may designate.
     1.2. Corporate Seal. A corporate seal is not required on any instrument executed for the Corporation. If a corporate seal is used, it shall be entered into a circle having on its circumference “General Health Corporation” and in the center “Incorporated 1985 Arizona” or a circle having on its circumference the words “Corporate Seal.”
ARTICLE II
SHAREHOLDERS
     2.1. Annual Meeting. The annual meeting of the shareholders shall be held at such time, place and on such date as the Board of Directors shall designate and as stated in the notice of the meeting, said date to be no later then six months following the end of the Corporation’s fiscal year. The purpose of such meeting shall be the elections of directors and the transaction of such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable. Failure to hold the annual meeting at or within the designated time, or to elect directors, at or within such time, shall riot work forfeiture or a dissolution of the Corporation, and shall not otherwise affect valid corporate acts.
     2.2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the President or the Secretary and shall be called by the President at the written request of a majority of the Board of Directors or of shareholders owning a majority of the outstanding voting shares of the Corporation. A written request for and the notice of a special meeting of shareholders shall state the purpose of the meeting and the business transacted at the meeting shall be limited to the purposes stated in the notice.
     2.3. Place of Meetings. The Board of Directors, the President, or the Secretary shall fix the time and place of all meetings of the shareholders.
     2.4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than sixty days before the date of the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.
     2.5. Voting. Subject to the Articles of Incorporation and the requirement for cumulative voting for the election of directors, each shareholder is entitled to one vote, in person or by proxy, for each voting share held of record.
     2.6. Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not -more than sixty days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjourned meeting of the shareholders unless a new record date is fixed by the Board of Directors.
     2.7. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each_ Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.
     2.8. Quorum and Adjournment. Except as otherwise provided by statute, the holders of a majority of the shares entitled to vote at any meeting of the shareholders, present in person or by proxy, shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting, the shareholders present and entitled to vote may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At an adjourned meeting, when a quorum is present, the shareholders may transact any business they might have transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed forth(,- adjourned meeting, the Corporation shall give notice of the adjourned meeting to each shareholder entitled to vote at the adjourned meeting.
     2.9. Majority Required. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present and voting shall decide any question brought before the meeting, unless an express provision of a statute or of the Articles of Incorporation requires a different vote.
     2.10. Action Without Meeting. The shareholders may take any action they could take at a meeting without a meeting, without prior notice and without a vote, if the holders of all shares entitled to vote on the act sign a written consent setting forth the action taken. Such a consent may be signed in counterparts.
     2.11. Waiver of Notice. Attendance of a shareholder at a meeting shall constitute waiver of notice unless the shareholder objects at the commencement of the meeting that the meeting is not lawfully called or convened. Any shareholder may waive notice of a meeting of shareholders by executing a written waiver of notice.

ARTICLE III
DIRECTORS
     3.1. Number and Election. The Board of Directors shall consist of three directors. Except as provided in these Bylaws for the filling of vacancies, the shareholders shall elect the directors at the annual meeting. Each director shall hold office until the next annual meeting and until a successor is elected and qualifies, or until such director’s earlier resignation or removal. Directors need not be shareholders.
     3.2. Vacancies. A majority of the directors then in office, though less than a quorum, or a sole remaining director may fill vacancies and newly created directorships. A director so chosen shall hold office until the next annual meeting and until a successor is elected and qualifies, or until such director’s earlier resignation or removal.
     3.3. Powers. The Board of Directors shall manage the business of the Corporation and may exercise all powers of the Corporation and do all lawful acts and things permitted by statute or by the Articles of Incorporation.
     3.4. Place of Meetings. The Board of Directors of the Corporation may hold its meetings either in or out of Arizona. The Board of Directors, the President or the Secretary shall fix the time and place of all meetings of the directors.
     3.5. Annual Meetings. The Board of Directors shall hold its annual meeting immediately following the annual meeting of shareholders at the place announced at the annual meeting of shareholders. No notice is necessary to hold the annual meeting, provided a quorum is present. If a quorum is not present, the annual meeting shall be held at the next regular meeting or at a special meeting.
     3.6. Regular Meetings. The Board of Directors may hold regular meetings without notice.
     3.7. Special Meetings. The President or Secretary may, and on written request of two directors shall, call special meetings of the Board of Directors on not less than two day’s notice to each director personally or by telegram, facsimile or telephone, or on not less than five days’ notice to each director by mail.
     3.8. Quorum. A majority of the members of the Board of Directors then in office shall constitute a quorum of the Board of Directors. Except as may be specifically provided by statute or the Articles of Incorporation, the concurrence of a majority of those present and voting shall be sufficient to conduct the business of the Board. If a quorum is not present, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
     3.9. Action Without Meeting. The Board of Directors may take any action without a meeting if all directors consent to the action in writing. The writing or writings shall be filed with the minutes of the Board of Directors.

     3.10. Waiver of Notice. Attendance of a director at a meeting shall constitute waiver of notice unless the director objects at the commencement of the meeting that the meeting is not lawfully called or convened. Any director may waive notice of any meeting by executing a written waiver of notice.
     3.11. Compensation. The Corporation may pay, or reimburse the directors for, the expenses of attendance at each meeting of the Board of Directors or a committee of the Board of Directors. The Corporation may pay the directors a fixed sum for attendance at each meeting or a stated salary as director. Such payment shall not preclude any director from serving the Corporation and receiving compensation in any other capacity. The Board of Directors shall establish and set forth in its minutes the amount or rate of compensation of directors.
ARTICLE IV
OFFICERS
     4.1. Appointment of Officers. The Board of Directors at the annual meeting shall appoint the officers of the Corporation including at least a President, Vice President, Secretary and Treasurer. The Board of Directors may appoint such other officers and agents as it deems necessary or appropriate. Any number of offices may be held by the same person, except for the offices of President and Secretary which may not be held by the same person. Officers may be but need not be directors or shareholders of the Corporation.
     4.2. Tenure and Duties of Officers. Officers shall hold their offices at the pleasure of the Board of Directors, shall have the titles designated by the Board of Directors, and shall exercise the powers and perform the duties determined from time to time by the Board of Directors.
     4.3. Compensation. The Board of Directors shall determine from time to time the compensation of the officers. An officer shall not be prevented from receiving compensation because of service as a director. The minutes of the meetings of the Board of Directors shall set forth the compensation of the officers or the method of fixing the compensation of the officers.
     4.4. Vacancies. The Board of Directors may fill at any time a vacancy in any office because of death, resignation, removal, disqualification or otherwise.
     4.5. Chairman of the Board. The Chairman of the Board, if one is appointed and serving, shall preside at all meetings of the shareholders and of the Board of Directors and shall perform any other duties the Board of Directors assigns.
     4.6. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors, unless there is a Chairman of the Board, in which case the Chairman shall preside. He may sign, certificates for shares of the Corporation, any deeds, mortgages, bond, contracts, or other instruments which the Board of Directors.’ has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.
     4.7. Vice President. In the absence of the President or in event of his death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned by the Board of Directors.
     4.8. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders, the Board of Directors and committees established by the Board of Directors in one or more minute books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal, of the Corporation; (d) keep a register of the address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.
     4.9. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or by the Board of Directors. If required by Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with sureties as the Board of Directors shall determine.
ARTICLE V
COMMITTEES
     5.1. Committees. The Board of Directors may establish regular or special committees including an Executive Committee of the Board of Directors. The resolution establishing a regular or special committee shall set forth its powers and duties. In the discretion of the Board of Directors, persons serving on a regular or special committee, other than the Executive Committee, need not be directors. The Corporation may pay members of regular or special committees compensation for attending committee meetings.
     5.2. Minutes of ,Committee Meetings. The chairman of each regular or special committee designated by the Board of Directors shall keep, or cause to be kept, minutes of meetings of such committees and shall file the minutes with the Secretary of the Corporation.

ARTICLE VI
INDEMNITY
     6.1. Indemnification. Except as provided in these Bylaws, the Corporation shall hold harmless and indemnify each of its directors and officer-, and may hold harmless and indemnify such employees and agents, as may be designated by the Board of Directors from time to time (“indemnitee”) against any and all liability and expenses incurred by indemnitee in connection with any threatened or actual proceeding or legal action resulting from indemnitee’s service to Corporation or to another entity at Corporation’s request.
     6.2. Exclusions. Except insofar as permitted by law, the Corporation shall not indemnify indemnitee for acts listed in A.R.S. § 10-202B.1.
     6.3. Procedure. Indemnitee shall notify the Corporation promptly of the threat or commencement of any proceeding or legal action with respect to which indemnitee intends to seek indemnification. The Corporation shall be entitled to assume indemnitee’s defense with counsel reasonably satisfactory to indemnitee, unless indemnitee provides the Corporation with an opinion of counsel reasonably concluding that there may be a conflict of interest between indemnitee and the Corporation in the defense of the proceeding or legal action. If the Corporation assumes the defense, the Corporation shall not be liable to indemnitee for legal or other expenses subsequently incurred by indemnitee.
     6.4. Expense Advances. The Corporation shall advance automatically expenses, including attorneys’ fees, incurred or to be incurred by indemnitee in defending a proceeding or legal action upon receipt of notice of the expenses. If required by law, before advancing any expenses the Corporation may require that an indemnitee or a representative promise to repay the advances if a final judicial decision (after expiration or exhaustion of any appeal rights) determines that indemnitee is not entitled to be indemnified for such expenses.
     6.5. Settlement of Claims. The Corporation shall not be obligated to indemnify indemnitee for any amounts incurred in settlement if settlement is made without the Corporation’s prior written consent. The Corporation shall not enter into any settlement that would impose any penalty or limitation on indemnitee without indemnitee’s prior written consent. Neither the Corporation nor indemnitee will unreasonably withhold consent to any proposed settlement.
     6.6. Effect of Repeal. In order that indemnitee may rely on the indemnification promised by this Article, no repeal or amendment of this Article shall reduce the right of indemnitee to payment of expenses or indemnification for acts of indemnitee taken before the date of repeal or amendment.

ARTICLE VII
CONTRACTS, LOANS, CHECKS AND DEPOSITS
     7.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.
     7.2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
     7.3. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
     7.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.
ARTICLE VIII
CERTIFICATES FOR SHARES AND THEIR TRANSFER
     8.1. Certificates for Shares. Certificates representing shares of the stock of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnitee to the Corporation as the Board of Directors may prescribe.
     8.2. Transfer of Shares. Transfer of shares of the Corporation. shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificates for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE IX
FISCAL YEAR
     The fiscal year of the Corporation shall end on the 30th day of December of each year.
ARTICLE X
AMENDMENTS
     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.
     The foregoing Bylaws are certified to have been adopted by the Board of Directors of the General Health Corporation, on the 27th day of August, 1996.

/s/
President